Exhibit 99.2

                 Certificate pursuant to 18 U.S.C. Section 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of BFC Financial Corporation (the "Company") on Form 10-Q/A for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glen R. Gilbert, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934, as amended,; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ Glen R. Gilbert
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Name:      Glen R. Gilbert
Title:     Chief Financial Officer
Date:      March 26, 2003

The foregoing certificate is provided solely for purposes of complying with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Quarterly Report on Form 10-Q/A, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.